EXHIBIT 99.1

Voyager Oil & Gas, Inc. Reports Record Quarterly Production Volumes and Adjusted EBITDA for its First Quarter Ended March 31, 2012

Oil Production for First Quarter Ended March 31, 2012 was 56,865 Barrels of Oil Equivalent (BOE), an increase of 56% from previous quarter ended December 31, 2011.

BILLINGS, MONTANA – May 8, 2012 — Voyager Oil & Gas, Inc. (AMEX: VOG) (“Voyager” or the “Company”), announces record oil production, revenue and Adjusted EBITDA* for the first quarter ended March 31, 2012. The final unaudited Quarterly Report will be released and filed on or about May 8, 2012.

First Quarter 2012 Highlights

•	Record quarterly oil production of 56,865 barrels of oil equivalent (BOE), or an average of 625 barrels of oil equivalent per day (BOEPD). Production was back-end loaded with 24,528 BOE produced during the month of March. First quarter production was up 56% from 36,564 BOE (397 BOEPD) in the previous quarter ended December 31, 2011;

•	Record oil and natural gas sales of $5,098,333 (99% of which is attributable to the sale of crude oil), up 67% from $3,054,299 in the fourth quarter ending December 31, 2011;

•	Adjusted EBITDA* of $3,483,733 up 82% from $1,912,966 in the quarter ended December 31, 2011; and

•	Adjusted income* of $628,522 or $0.01 per share for the three months ended March 31, 2012.

* Non-GAAP financial measure. Please see Adjusted EBITDA and Adjusted Income tables later in this earnings release for a reconciliation of these measures to their nearest comparable GAAP measure.

First Quarter 2012 Financial Results

During the quarter ended March 31, 2012, Voyager reports oil and natural gas sales of $5,098,333, which represents an increase of 67% from $3,054,299 during the fourth quarter ending December 31, 2011 and an increase of 512% from $832,621 in the year ago quarter ended March 31, 2011. This increase in revenue is due primarily to production from 118 gross (5.03 net) wells producing in the Bakken and Three Forks formations as of March 31, 2012, compared to 82 gross (2.99 net) wells and 11 gross (0.48 net) wells producing in the same formations as of December 31, 2011 and March 31, 2011, respectively. Production accelerated throughout the quarter with 43% of the quarterly production (24,528 BOE or about 800 BOEPD) during the month of March. Crude oil represented 99% of revenue and 96% of production during the first quarter 2012.

	March 31, 2012		March 31, 2011
Williston Basin Wells	Gross	Net	Gross	Net

Producing Wells	118	5.03	11	0.48

Drilling, Awaiting Completion, or Completing	42	2.02	35	1.24

Participating Wells	160	7.05	46	1.72

As of March 31, 2012, Voyager had interests in a total of 160 gross (7.05 net) wells in the Bakken and Three Forks formations, of which 118 gross (5.03 net) wells were producing and 42 gross (2.02 net) wells were in the process of being drilled or completed.  Permits continue to be issued for drilling units in which Voyager has acreage interests within North Dakota and Montana, and activity in the Williston Basin remains strong.

Adjusted EBITDA for the first quarter 2012 was a record $3,483,733, up 82% from $1,912,966 during the fourth quarter ended December 31, 2011 and up 1,183% from $271,476 during the first quarter ended March 31, 2011. The increase in adjusted EBITDA was driven by increased production and improved leverage over operating expenses. Adjusted EBITDA per BOE for the quarter ended March 31, 2012 was $61.26, compared to $52.32 during the fourth quarter ended December 31, 2011 and $26.45 during the year ago quarter ended March 31, 2011.

	Three Months Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2012	2011	2011	2011	2011
Net Production:
Crude Oil (Barrels)	54,735	35,569	32,088	17,695	10,165
Crude Oil Mix	96%	97%	96%	99%	99%
Natural Gas and Other Liquids (Mcf)	12,777	5,971	7,387	1,027	577

Total Net Production (BOE)	56,865	36,564	33,319	17,866	10,262
Quarter-Over-Quarter Increase	56%	10%	86%	74%	50%

Average Daily Production (BOEPD)	625	397	362	196	114
Quarter-Over-Quarter Increase	57%	10%	84%	72%	50%

Average Sales Prices:
Crude Oil Per Barrel	$91.79	$83.98	$87.83	$93.88	$81.66
Effect of Settled Oil Derivatives Per Barrel	$(0.50)	—	—	—	—
Crude Oil Net of Settled Derivatives Per Barrel	$91.29	$83.98	$87.83	$93.88	$81.66
Natural Gas and Other Liquids Per Mcf	$5.81	$11.29	$7.35	$5.30	$4.33
Realized Price Per BOE (a)	$89.17	$83.53	$86.22	$93.28	$81.14

Average Per BOE:
Production Expenses	$8.21	$8.40	$6.65	$8.30	$4.87
Production Taxes	$8.90	$6.25	$7.25	$9.37	$7.79
G&A Expenses, Excl. Shared-Based Comp.	$10.80	$16.63	$10.76	$30.99	$42.64
Total	$27.91	$31.28	$24.66	$48.66	$55.30

Adjusted EBITDA per BOE	$61.26	$52.32	$61.63	$42.76	$26.45

Williston Basin Acreage:
Total Net Acres at End of Period	32,823	31,957	30,821	28,027	22,766
Net Acres Added	866	1,136	2,794	5,261	955
Average Cost / Acre Acquired During Period	$2,100	$2,116	$1,441	$1,548	$1,465

% of Net Acres Held By Production (b)	29%	24%	20%	10%	7%

(a) Realized Price includes realized gains or losses on cash settlements for commodity derivatives.

(b) Based on a 1,280-acre spacing unit.

Liquidity

As of March 31, 2012, Voyager had $4,939,616 in cash and total debt outstanding of $17,545,779. Voyager has a credit facility with Macquarie Bank Limited (“Macquarie”) that provides up to a maximum of $150 million in principal amount of borrowings to be used as working capital for exploration and production operations. As of March 31, 2012, $15,000,000 was outstanding under Voyager’s Tranche A credit facility and $2,545,779 was outstanding under our Tranche B facility with a total of $50 million available through Tranche B. The Company continues to fund its growth with cash flow from operations and using its existing credit facility with Macquarie.

Management Comments

J.R. Reger, Voyager’s Chief Executive Officer, commented, "We are pleased to announce another record quarter for Voyager. During the first quarter of 2012 we acquired additional acreage, all of which has already received AFEs, and we expect they will soon be adding to production over the next few quarters. We are focused on increasing production and accelerating operating cash flow and are benefiting from the more than 215 rigs drilling in the Bakken and Three Forks formations that are converting our assets into held by production acres and producing wells. We continue to see opportunities to grow our assets and are committed to providing returns to our shareholders.”

Recent Well Completions

The following table illustrates certain recent well completions in which Voyager has participated with a working interest during the first quarter of 2012:

			Working	BOPD
Well Name	Operator	County, State	Interest (1)	IP Rate (2)	Note (3)
Redfield 24-13-157-99H 1NC	Baytex	Williams, ND	33.82%	1,260	B
Erickson 41-25 SWH	Denbury	McKenzie, ND	25.56%	1,051	A
Helen 11-15H-22	Fidelity	Mountrail, ND	24.62%	1,212	B
Olson 34-19 SWH	Denbury	McKenzie, ND	15.45%	***	C
Wehrung 150-99-11-2-1H	Newfield	McKenzie, ND	8.34%	2,065	A
Helling 31-27H	Whiting	McKenzie, ND	7.10%	758	B
Erickson 41-25 NWH	Denbury	McKenzie, ND	7.05%	1,145	A
Arnson #1-5-8H	G3	Williams, ND	6.25%	364	B
Fort Berthold 151-94-26B-35-1H	Petro-Hunt	McKenzie, ND	5.96%	2,534	B
Parker 29-32H	Fidelity	Stark, ND	5.47%	647	B
Orville 4-9 #1-H	Brigham	Williams, ND	5.47%	2,214	B
Orville 4-9 #2-H	Brigham	Williams, ND	5.47%	3,445	B
Halvorson Federal 2759 13-29H	Oasis	Roosevelt, MT	3.93%	2,015	B
Olson 34-19 NWH	Denbury	McKenzie, ND	3.17%	***	C
Sheralee Dolezal USA 14-10H	Marathon	Dunn, ND	3.13%	752	A
BW-Kraetsch-149-99-1423H-1	Hess	McKenzie, ND	2.93%	609	A
Lostwood 16-3526H	EOG	Mountrail, ND	2.73%	335	B
Kahuna #1-7-6H	Slawson	McKenzie, ND	2.47%	1,151	A
Jore 34-22 NWH	Denbury	McKenzie, ND	2.35%	1,652	A
Dover 1-30 AH	Continental	Williams, ND	2.24%	801	A
Ames 15-32H	Kodiak	Divide, ND	1.87%	***	C
Jorgenson 158-94-12C-1-1H	Petro-Hunt	Mountrail, ND	1.74%	386	B

____________________

(1)	The working interests are based on Voyager’s internal records and may be subject to change by operators’ third-party legal counsel in preparing final division order title opinions for each well.

(2)	The initial production rate (“IP Rate”) for each well expressed in barrels of oil per day (“BOPD”) and does not include associated nature gas production. Initial production is generally the 24-hour “Peak Production Rate” that may be measured following the initial day of production, depending on operator procedure or well profiles, although the calculation may vary from operator to operator. The IP Rate may be estimated based on other third-party estimates or limited data available at the time.

(3)	NOTE: A) IP Rate obtained from North Dakota Industrial Commission (“NDIC”). B) IP Rate was not reported by the operator to the NDIC. Voyager estimated an IP Rate based on the highest single day production over the first 30 days if available. This estimate may or may not reflect the IP Rate calculated by the operator. C) IP Rate not provided by operator. Voyager did not receive individual daily production from the operator and was not able to calculate an estimated IP Rate.

Current Drilling Activity

The following table illustrates the 42 gross (2.02 net) wells in the Bakken or Three Forks formations drilling, awaiting completion or completing in which Voyager is participating with a working interest as of March 31, 2012:

			Working
Well Name	Operator	County, State	Interest (1)	Status
Berger 156-100-7-6-1H	Liberty Resources	Williams, ND	21.02%	Completing
Schnitzler 34-24 TFH	Whiting	Roosevelt, MT	12.50%	Completing
Horse Creek Federal 5004 42-35H	Oasis	McKenzie, ND	9.37%	Completing
Hunter 1-H 17-20	Continental	Williams, ND	8.64%	Completing
Chrome 155-99-18-19-1H	Continental	Williams, ND	6.61%	Completing
Bogner 13-20H	SM Energy	Stark, ND	3.91%	Completing
Sodbuster 155-99-6-7-1H	Continental	Williams, ND	0.68%	Completing
Garmann 19-18 #1H	Brigham	McKenzie, ND	0.33%	Completing
EN-Sorenson B-155-94-3526H-2	Hess	Mountrail, ND	0.28%	Completing
Moe 29-32-162-100H1CN	Baytex	Divide, ND	12.50%	Awaiting Completion
Sylte Mineral Trust 157-101-25B-36-1H	Petro-Hunt	Williams, ND	12.50%	Awaiting Completion
Orcas State 5601 13-16H	Oasis	Williams, ND	9.38%	Awaiting Completion
Inga 150-99-11-2-2H	Newfield	McKenzie, ND	8.34%	Awaiting Completion
A & B 1-30-31H	G3	Williams, ND	7.40%	Awaiting Completion
Johnson 43-27 ENH	Denbury	Dunn, ND	6.87%	Awaiting Completion
Abercrombie 1-10H	Continental	Richland, MT	6.25%	Awaiting Completion
Wolverine Federal #1-31-30H	Slawson	McKenzie, ND	6.11%	Awaiting Completion
Larsen 32-29 #1H	Zavanna	McKenzie, ND	3.13%	Awaiting Completion
Johnson 43-27 WNH	Denbury	Dunn, ND	2.34%	Awaiting Completion
Schmidt 5602 42-10H	Oasis	Williams, ND	1.25%	Awaiting Completion
Bennett 35-26 #1-H	Brigham	Williams, ND	1.21%	Awaiting Completion
Erickson 1-26-25H-155-102	QEP	Willams, ND	1.02%	Awaiting Completion
Lila 1-H 8-5	Newfield	Williams, ND	0.88%	Awaiting Completion
Harris 5603 43-8H	Oasis	Williams, ND	0.44%	Awaiting Completion
Ingerson 2-12-1H	Cornerstone	Burke, ND	12.50%	Drilling
Inga 150-99-11-2-10H	Newfield	McKenzie, ND	8.34%	Drilling
Inga 150-99-11-2-3H	Newfield	McKenzie, ND	8.34%	Drilling
Ross-Alger 6-7 #2TFH	Brigham	Mountrail, ND	7.71%	Drilling
Longhorn 9-4-158-99H	Samson	Williams, ND	6.25%	Drilling
McClintock 1-1H	Continental	Williams, ND	3.21%	Drilling
AV-A And S Trust 162-94-17H-1	Hess	Burke, ND	2.92%	Drilling
Bouchard 34-21H	Fidelity	Richland, MT	2.24%	Drilling
Polar 154-97-2-17-5-5H	Kodiak	Williams, ND	1.83%	Drilling
GO-Kupper ###-##-####H-1	Hess	Williams, ND	1.56%	Drilling
Wagner 1-17H	Continental	Richland, MT	1.37%	Drilling
Hatchet Federal #1-23-14H	Slawson	McKenzie, ND	1.30%	Drilling
Antelope 1-34-27H	Hunt Oil	McKenzie, ND	1.19%	Drilling
BW-Hedstrom 149-100-1201H-1	Hess	McKenzie, ND	0.17%	Drilling
TAT 15-33-28H	Helis	McKenzie, ND	0.17%	Drilling
Sidonia 49-3019H	EOG	Mountrail, ND	0.12%	Drilling
Mae 5603 43-19H	Oasis	Williams, ND	0.02%	Drilling
Johnson 34-33H	Whiting	McKenzie, ND	0.02%	Drilling

____________________

(1)	The working interests are based on Voyager’s internal records and may be subject to change by operators’ third-party legal counsel in preparing final division order title opinions for each well.

Non-GAAP Financial Measures

Adjusted EBITDA

In addition to reporting net income (loss) as defined under GAAP, Voyager also presents net earnings before interest, income taxes, depreciation, depletion, and amortization, accretion of discount on asset retirement obligations, unrealized gain (loss) from mark-to-market on commodity derivatives and non-cash expenses relating to share based payments recognized under ASC Topic 718 (“Adjusted EBITDA”), which is a non-GAAP performance measure. Adjusted EBITDA consists of net earnings after adjustment for those items described in the table below. Adjusted EBITDA does not represent, and should not be considered an alternative to GAAP measurements, such as net income (loss) (its most directly comparable GAAP measure), and Voyager’s calculations thereof may not be comparable to similarly titled measures reported by other companies. By eliminating the items described below, Voyager believes the measure is useful in evaluating its fundamental core operating performance. Voyager also believes that Adjusted EBITDA is useful to investors because similar measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies in similar industries. Voyager’s management uses Adjusted EBITDA to manage its business, including in preparing our annual operating budget and financial projections. Voyager’s management does not view Adjusted EBITDA in isolation and also uses other measurements, such as net income (loss) and revenues to measure operating performance.

The following table provides a reconciliation of net income (loss) to Adjusted EBITDA for the periods presented:

	Three Months Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2012	2011	2011	2011	2011

Net loss	$(256,370)	$(46,097)	$55,874	$(465,057)	$(889,774)
Interest Expense	515,790	525,616	508,841	506,096	495,479
Accretion of asset retirement obligation	2,567	1,576	1,717	1,328	261
Depreciation, depletion and amortization	2,009,129	1,264,437	1,335,620	568,469	408,771
Stock-based compensation	327,725	167,434	151,343	153,030	256,739
Unrealized loss on commodity derivatives	884,892	-	-	-	-
Adjusted EBITDA	$3,483,733	$1,912,966	$2,053,395	$763,866	$271,476

Adjusted Income

In addition to reporting net income (loss) as defined under GAAP, Voyager also presents net earnings before the effect of unrealized gains and loss from mark-to-market on commodity derivatives (“adjusted income”), which is a non-GAAP performance measure. Adjusted income consists of net earnings after adjustment for those items described in the table below. Adjusted income does not represent, and should not be considered an alternative to GAAP measurements, such as net income (loss), and Voyager’s calculations thereof may not be comparable to similarly titled measures reported by other companies. By eliminating the items described below, Voyager believes the measure is useful in evaluating its fundamental core operating performance. Voyager also believes that adjusted income is useful to investors because similar measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies in similar industries. Voyager’s management uses adjusted income to manage our business, including in preparing Voyager’s annual operating budget and financial projections. Voyager’s management does not view adjusted income in isolation and also uses other measurements, such as net income (loss) and revenues to measure operating performance. The following table provides a reconciliation of net income (loss), to adjusted income for the periods presented:

	Three Months Ended March 31,
	2012	2011

Net loss	$(256,370)	$(889,774)
Unrealized loss from mark-to-market on commodity derivatives	884,892	—
Adjusted income (loss)	$628,522	$(889,774)
Adjusted income (loss) per share – basic	$0.01	$(0.02)
Weighted average shares outstanding – basic	57,860,519	52,567,631

Derivative Instruments and Price Risk Management

The Company utilizes commodity costless collars (purchased put options and written call options) to (i) reduce the effects of volatility in price changes on the oil commodities it produces and sells, (ii) reduce commodity price risk and (iii) provide a base level of cash flow in order to assure it can execute at least a portion of its capital spending.

All derivative positions are carried at their fair value on the condensed balance sheet and are marked-to-market at the end of each period. Both the unrealized and realized gains and losses resulting from the contract settlement of derivatives are recorded in the loss on derivatives line on the condensed statement of operations.

The Company realized a loss on settled derivatives of $27,543 and a loss on mark-to-market of derivatives instruments of $884,892 for the three months ended March 31, 2012. The Company did not enter into derivative instruments prior to 2012.

Costless collars are used to establish floor and ceiling prices on anticipated oil and natural gas production. There were no premiums paid to or received by the Company related to the costless collar agreements.  The following table reflects open costless collar agreements as of March 31, 2012.

Term	Oil (Barrels)	Price	Basis
Costless Collars
April 1, 2012 – February 28, 2015	225,542	$90.00–$103.50	NYMEX

About Voyager Oil & Gas

Voyager Oil & Gas, Inc. combines low overhead, organic acreage acquisition and strong joint venture relationships to exploit its oil and gas prospects. Voyager is an exploration and production company focused on acquiring acreage in prospective natural resource plays in the continental United States. The Company’s primary business is focused on properties in North Dakota and Montana targeting the Bakken and Three Forks formations. Voyager currently controls approximately 144,000 net acres in the following five primary prospect areas:

•	33,000 core net acres targeting the Bakken/Three Forks in North Dakota and Montana;
•	2,400 net acres targeting the Niobrara formation in Colorado and Wyoming;
•	800 net acres targeting a Red River prospect in Montana;
•	33,500 net acres in a joint venture targeting the Heath Shale formation in Musselshell, Petroleum, Garfield and Fergus Counties of Montana; and
•	74,700 net acres in a joint venture in and around the Tiger Ridge natural gas field in Blaine, Hill and Chouteau Counties of Montana.

If you would like to receive timely information on Voyager Oil & Gas when it hits the newswire, you may sign up for Voyager's email news alert system today at: http://www.VYOG-IR.com. For additional information on Voyager Oil & Gas visit the Company's new website at: http://www.voyageroil.com/.

Contact:

Voyager Oil & Gas, Inc.

Marty Beskow

Executive Vice President

406-245-4901

marty.beskow@voyageroil.com

Investor Relations Contact:

The WSR Group

Gerald Kieft

772-219-7525

http://www.wallstreetresources.net/voyager.asp

SAFE HARBOR

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this report, such as statements regarding our future expectations to increase our production are forward-looking statements (often, but not always, using words such as “expects”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, “probable”, or “intends”, or stating that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved). Forward-looking statements are based on our current expectations and assumptions about future events and involve inherent risks and uncertainties. These risks include, but are not limited to, the volatility in commodity prices for crude oil and natural gas, the presence or recoverability of estimated reserves, the ability to replace reserves, environmental risks, drilling and operating risks, exploration and development risks, competition and government regulation or other actions. Additional information on these and other factors which could affect Voyager’s operations or financial results are included in Voyagers’ reports on file with the Securities and Exchange Commission. Such factors (many of which are beyond our control) could cause actual results to differ materially from those set forth in the forward-looking statements.. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. Voyager undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in Voyager's expectations.

VOYAGER OIL & GAS, INC.

CONDENSED BALANCE SHEETS

(UNAUDITED)

	March 31, 2012	December 31, 2011
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$4,939,616	$13,927,267
Trade Receivables	5,421,851	3,247,412
Prepaid Expenses	70,673	48,330
Total Current Assets	10,432,140	17,223,009
PROPERTY AND EQUIPMENT
Oil and Natural Gas Properties, Full Cost Method
Proved Oil and Natural Gas Properties	87,354,450	60,425,243
Unproved Oil and Natural Gas Properties	31,562,587	32,180,217
Other Property and Equipment	177,735	176,238
Total Property and Equipment	119,094,772	92,781,698
Less – Accumulated Depreciation, Depletion and Amortization	(7,514,417)	(5,505,288)
Total Property and Equipment, Net	111,580,355	87,276,410
Prepaid Drilling Costs	422,487	33,163
Debt Issuance Costs, Net of Amortization	429,460	306,839
Total Assets	$122,864,442	$104,839,421
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts Payable	$24,841,342	$10,375,239
Accrued Expenses	15,972	206,122
Fair Value of Commodity Derivatives	549,251	—
Total Current Liabilities	25,406,565	10,581,361
LONG-TERM LIABILITIES
Revolving Credit Facility	17,545,779	—
Senior Secured Promissory Notes	—	15,000,000
Fair Value of Commodity Derivatives	335,641	—
Asset Retirement Obligations	161,890	116,119
Total Liabilities	43,449,875	25,697,480
STOCKHOLDERS’ EQUITY
Preferred Stock – Par Value $.001; 20,000,000 Shares Authorized; None Issued or Outstanding	—	—
Common Stock, Par Value $.001; 200,000,000 Shares Authorized, 58,448,431 and 57,848,431 Shares Issued and Outstanding, respectively	58,448	57,848
Additional Paid-In Capital	87,486,570	86,958,174
Accumulated Deficit	(8,130,451)	(7,874,081)
Total Stockholders’ Equity	79,414,567	79,141,941
Total Liabilities and Stockholders’ Equity	$122,864,442	$104,839,421

VOYAGER OIL & GAS, INC.

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
	2012	2011
REVENUES
Oil and Natural Gas Sales	$5,098,333	$832,621
Loss on Commodity Derivatives	(912,435)	—
	4,185,898	832,621
OPERATING EXPENSES
Production Expenses	466,630	49,978
Production Taxes	506,021	79,964
General and Administrative Expenses	942,131	694,314
Depletion of Oil and Natural Gas Properties	1,998,059	407,984
Depreciation and Amortization	11,070	787
Accretion of Discount on Asset Retirement Obligations	2,567	261
Total Expenses	3,926,478	1,233,288

INCOME (LOSS) FROM OPERATIONS	259,420	(400,667)

OTHER INCOME (EXPENSE)
Interest Expense	(515,790)	(495,479)
Other Income (Expense), Net	—	6,372
Total Other Expense, Net	(515,790)	(489,107)

LOSS BEFORE INCOME TAXES	(256,370)	(889,774)

INCOME TAX EXPENSE	—	—

NET LOSS	$(256,370)	$(889,774)

Net Loss Per Common Share - Basic and Diluted	$(0.00)	$(0.02)

Weighted Average Shares Outstanding — Basic and Diluted	57,860,519	52,567,631

VOYAGER OIL & GAS, INC.

CONDENSED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010

(UNAUDITED)

	Three Months Ended March 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(256,370)	$(889,774)
Adjustments to Reconcile Net Loss to Net Cash Provided By Operating Activities:
Depletion of Oil and Natural Gas Properties	1,998,059	407,984
Depreciation and Amortization	11,070	787
Amortization of Debt Discount	—	55,479
Amortization of Finance Costs	241,591	—
Accretion of Discount on Asset Retirement Obligations	2,567	261
Unrealized Loss on Derivative Instruments	884,892	—
Share-Based Compensation Expense	327,725	256,739
Changes in Assets and Liabilities:
Increase in Trade Receivables	(2,174,439)	(181,042)
Decrease (Increase) in Prepaid Expenses	(22,343)	39,864
Increase in Accounts Payable	184,496	2,112,370
Decrease in Accrued Expenses	(190,150)	(108,727)
Net Cash Provided By Operating Activities	1,007,098	1,693,941
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of Other Property and Equipment	(1,497)	(65,082)
Prepaid Drilling Costs	(389,324)	(2,575,907)
Proceeds from Sales of Available for Sale Securities	—	242,070
Investment in Oil and Natural Gas Properties	(11,785,495)	(10,393,074)
Net Cash Used For Investing Activities	(12,176,316)	(12,791,993)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Issuance of Common Stock – Net of Issuance Costs	—	46,602,251
Advances on Revolving Credit Facility and Term Loan	17,545,779	—
Payments on Senior Secured Promissory Notes	(15,000,000)	—
Cash Paid for Finance Costs	(364,212)	—
Proceeds from Exercise of Stock Options and Warrants	—	16,960
Net Cash Provided by Financing Activities	2,181,567	46,619,211
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(8,987,651)	35,521,159
CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	13,927,267	11,358,520
CASH AND CASH EQUIVALENTS – END OF PERIOD	$4,939,616	$46,879,679
Supplemental Disclosure of Cash Flow Information
Cash Paid During the Period for Interest	$424,402	$450,000
Cash Paid During the Period for Income Taxes	$—	$—
Non-Cash Financing and Investing Activities:
Oil and Natural Gas Properties Property Accrual in Accounts Payable	$24,534,014	$84,818
Stock-Based Compensation Capitalized to Oil and Natural Gas Properties	$201,271	$—
Capitalized Asset Retirement Obligations	$43,204	$5,221

Source: Voyager Oil & Gas, Inc.